Exhibit 99.1

Fairchild Semiconductor and Alpha & Omega Semiconductor Resolve Patent Dispute

San Jose, California - October 20, 2008 - Fairchild Semiconductor (NYSE: FCS) and Alpha & Omega Semiconductor, Inc. announced today that they have signed a settlement and cross license agreement, ending a patent dispute that began in 2007. The settlement encompasses actions that each party has filed in the U.S. as well as in Taiwan. The parties announced that AOS will make a one time non-material payment to Fairchild, but otherwise the terms of the settlement and cross license agreement were not released. The parties will file requests for dismissal of all outstanding lawsuits in the appropriate courts.

About Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is a global leader delivering energy-efficient power analog and power discrete solutions. Fairchild is The Power Franchise®, providing leading-edge silicon and packaging technologies, manufacturing strength and system expertise for consumer, communications, industrial, portable, computing and automotive systems. An application-driven, solution-based semiconductor supplier, Fairchild provides online design tools and design centers worldwide as part of its comprehensive Global Power ResourceSM. Please contact us on the web at www.fairchildsemi.com.

Editorial Contacts:

Fairchild Semiconductor

Corporate Communications:
Patti Olson
1-(800) 341-0392 X 8728
patti.olson@fairchildsemi.com

Agency Contact:

Topaz Partners

Paul R. Hughes

1-781-404-2416

Email: phughes@topazpartners.com